UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to Section 240.14a-12.

SELIGMAN CASH MANAGEMENT FUND, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Seligman Cash Management Fund, Inc.

100 Park Avenue, New York, New York 10017

New York City Telephone (212) 850-1864

Toll-Free Telephone (800) 221-2450

Notice of Special Meeting of Shareholders

to be held on September 27, 2007

To the Shareholders:

A Special Meeting of Shareholders (the “Meeting”) of Seligman Cash Management Fund, Inc., a Maryland corporation (the “Fund”), will be held at the offices of the Fund, 100 Park Avenue, New York, New York 10017, on September 27, 2007 at 11:00 A.M., local time, for the following purposes:

(1)	To elect ten Directors;

(2)	To consider a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2007; and

(3)	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof;

all as set forth in the Proxy Statement accompanying this Notice. You will need proof of ownership of the Fund’s shares to enter the Meeting or, if your shares are held in street name, a proxy from the record holder.

The close of business on July 20, 2007 has been fixed as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

Your vote is very important. Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote by promptly signing, dating and returning the enclosed Proxy Card, or by authorizing your proxy by telephone or the Internet as described in the enclosed Proxy Card. In addition, you may be able to authorize your proxy by telephone through the Fund’s proxy solicitor.

If you have any questions or need additional information, please contact Georgeson Inc., the Fund’s proxy solicitors, at 17 State Street, New York, New York 10004, or by telephone at 1-888-605-7572.

By order of the Board of Directors,

/s/ Frank J. Nasta

Secretary

Dated: New York, New York, August 1, 2007

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN.

You may submit your proxy by telephone, the Internet, or by completing, dating and signing the enclosed Proxy Card, and returning it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense of further solicitation, we ask your cooperation in submitting your proxy promptly by telephone, the Internet, or by mailing the enclosed Proxy Card promptly.

August 1, 2007

Seligman Cash Management Fund, Inc.

100 Park Avenue, New York, New York 10017

PROXY STATEMENT

Special Meeting of Shareholders to be held on September 27, 2007

This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Seligman Cash Management Fund, Inc., a Maryland corporation (the “Fund”) to be used at the Special Meeting of Shareholders (the “Meeting”) to be held at the offices of the Fund, 100 Park Avenue, New York, New York on September 27 at 11:00 A.M., local time. It is expected that the Notice of Special Meeting, Proxy Statement and form of Proxy will first be mailed to Shareholders on or about August 1, 2007.

If you properly authorize your proxy by the Internet or telephonically or by executing and returning the enclosed Proxy Card, and your proxy is not subsequently revoked, your votes will be cast at the Meeting, and any postponement or adjournment thereof. If you give instructions, your votes will be cast in accordance with your instructions. If you return your signed Proxy Card without instructions, your votes will be cast (i) FOR the election of the ten Directors named in Proposal 1 and (ii) FOR the ratification of the selection of auditors (Proposal 2). Your votes will be cast in the discretion of the Proxy holders on any other matter that may properly have come before the Meeting and any postponement or adjournment thereof, including, but not limited to, proposing and/or voting on the adjournment or postponement of the Meeting with respect to one or more proposals in the event that sufficient votes in favor of any Board proposal are not received. If you execute, date and submit a proxy card, you may revoke that proxy or change it by written notice to the Fund (Attention: Secretary) by submitting a subsequently executed and dated proxy card, by authorizing your proxy by telephone or Internet on a later date or by attending the Meeting and casting your vote in person. If you submit your proxy by telephone or through the Internet, you may revoke it by submitting a subsequent proxy by telephone or Internet, or by completing, signing and returning a proxy card dated as of a date that is later than your last telephone or Internet proxy authorization or by attending the Meeting and casting your votes in person. Attending the Meeting will not automatically revoke your prior proxy.

The close of business on July 20, 2007 has been fixed as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. On that date, the Fund had outstanding 147,415,840.76 shares of Class A capital stock, 7,933,501.73 shares of Class B capital stock, 4,712,552.19 shares of Class C capital stock, 12,749,028.56 shares of Class D capital stock, 13,826,567.51 shares of Class I capital stock and 647,092.60 shares of Class R capital stock, each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. For purposes of the vote on the election of each nominee for Director (Proposal 1) and ratification of the selection of auditors (Proposal 2), abstentions and broker non-votes, if any, will have no effect on the result of the vote. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum.

The presence in person or by proxy of Shareholders entitled to cast one-third of all the votes entitled to be cast at the Meeting shall constitute a quorum. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of any Board proposal (including the election of each of the Board’s nominees for Director) are not received and tabulated prior to the time the Meeting is called to order, the chairman of the Meeting may adjourn the Meeting, with no notice other than an announcement at the Meeting and further solicitation may be made. If a vote to adjourn the Meeting with respect to one or more of the proposals is called, the votes of Shareholders indicating a vote for, or silent with respect to, a Board proposal in their Proxies will be cast for adjournment or postponement with respect to that proposal and votes of Shareholders indicating a vote against such a proposal will be cast against adjournment or postponement with respect to that proposal.

The Fund’s manager is J. & W. Seligman & Co. Incorporated (the “Manager”). The Fund’s distributor and principal underwriter is Seligman Advisors, Inc. The Fund’s shareholder service agent is Seligman Data Corp. (“SDC”). The address of each of these entities is 100 Park Avenue, New York, New York 10017. The Fund will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report to any Shareholder upon request to SDC at 1-800-221-2450.

If you have elected to receive one Proxy Statement or annual report for all accounts maintained by members of your household, the Fund will deliver promptly upon written or oral request to SDC at the address or telephone number provided in the preceding paragraph, a separate copy of the Proxy Statement or annual report, as the case may be, for a separate account. If you are currently receiving multiple copies of the Proxy Statement or annual report and wish, in the future, to receive only one copy for all accounts maintained by members of your household, please contact SDC.

A. Election of Directors

(Proposal 1)

The Board of Directors is presently comprised of six Directors. The Board has taken action to increase the size of the Board of Directors from six members to ten members. Accordingly at the Meeting, ten Directors are to be elected to hold office until the next meeting of Shareholders at which Director elections are held or until their successors are elected and qualify.

It is the intention of the persons named in the accompanying form of Proxy to nominate and to cast your votes for the election of Maureen Fonseca, John R. Galvin, John F. Maher, Frank A. McPherson, Betsy S. Michel, William C. Morris, Leroy C. Richie, Robert L. Shafer, James N. Whitson and Brian T. Zino. Each of the nominees has been unanimously recommended by the Nominating Committee (as defined below) of the Board and each has consented to be a nominee. Mr. Galvin and Mr. McPherson have each been a Director of the Fund since 1995, Ms. Michel has been a Director of the Fund since 1984, Mr. Morris has been a Director of the Fund since 1988, Mr. Shafer has been a Director of the Fund since 1980 and Mr. Whitson has been a Director of the Fund since 1993. Mr. Zino previously served as a Director of the Fund from 1993 to January 2006. Ms. Michel and Messrs. Morris and Shafer were previously elected by shareholders at the Fund’s annual meeting of Shareholders held on April 10, 1991.

Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Fund, but if that should occur before the Meeting, votes will be cast for the persons the Nominating Committee and the Board of Directors recommend.

Background information with respect to the nominees appears below.

Name (Age) and Position With Fund*	Length of Time Served***	Principal Occupation(s) During Past Five Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Nominee
Independent Director Nominees
Maureen Fonseca (51)	N/A	Head of School, The Masters School (educational training); Director or Trustee of each of the investment companies of the Seligman Group of Funds† (with the exception of Seligman Cash Management Fund, Inc., Seligman New Technologies Fund, Inc. and Seligman New Technologies Fund II, Inc.); Trustee, New York State Association of Independent Schools and Greens Farms Academy (educational training); and Commissioner, Middle States Association (educational training).	58

John R. Galvin (78) Director	1995 to Date	Dean Emeritus, Fletcher School of Law and Diplomacy at Tufts University; Director or Trustee of each of the investment companies of the Seligman Group of Funds†; and Chairman Emeritus, American Council on Germany. Formerly, Director, Raytheon Co. (defense and commercial electronics); Governor of the Center for Creative Leadership; and Trustee, Institute for Defense Analyses. From February 1995 until June 1997, Director of USLIFE Corporation (life insurance). From June 1987 to June 1992, he was the Supreme Allied Commander, NATO, and the Commander-in-Chief, United States European Command.	61

John F. Maher (64)	N/A	Retired President and Chief Executive Officer, and former Director, Great Western Financial Corporation (bank holding company) and its principal subsidiary, Great Western Bank (a federal savings bank); and Director or Trustee of each of the investment companies of the Seligman Group of Funds† (with the exception of Seligman Cash Management Fund, Inc., Seligman New Technologies Fund, Inc. and Seligman New Technologies Fund II, Inc.). From 1989 to 1999, he was a Director, Baker Hughes (energy products and services).	58

Name (Age) and Position With Fund*	Length of Time Served***	Principal Occupation(s) During Past Five Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Nominee
Independent Director Nominees
Frank A. McPherson (74) Director	1995 to Date	Retired Chairman of the Board and Chief Executive Officer of Kerr-McGee Corporation (diversified energy and chemical company); Director or Trustee of each of the investment companies of the Seligman Group of Funds†; and Director, DCP Midstream GP, LLP (natural gas processing and transporting), Integris Health (owner of various hospitals), Oklahoma Medical Research Foundation, Oklahoma Foundation for Excellence in Education, National Cowboy and Western Heritage Museum, and Oklahoma City Museum of Art. Formerly, Director, ConocoPhillips (integrated international oil corporation), Kimberly-Clark Corporation (consumer products), Oklahoma Chapter of the Nature Conservancy, Boys and Girls Clubs of Oklahoma, Oklahoma City Public Schools Foundation, Oklahoma City Chamber of Commerce and BOK Financial (bank holding company). From 1990 until 1994, Director, the Federal Reserve System’s Kansas City Reserve Bank.	61

Betsy S. Michel (65) Director	1984 to Date	Attorney; Director or Trustee of each of the investment companies of the Seligman Group of Funds†; and Trustee, The Geraldine R. Dodge Foundation (charitable foundation). Formerly, Chairman of the Board of Trustees of St. George’s School (Newport, RI); and Trustee, World Learning, Inc. (international educational training) and Council of New Jersey Grantmakers.	61

Name (Age) and Position With Fund*	Length of Time Served***	Principal Occupation(s) During Past Five Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Nominee
Independent Director Nominees

Leroy C. Richie (65)	N/A	Counsel, Lewis & Munday, P.C. (law firm); Director or Trustee of each of the investment companies of the Seligman Group of Funds† (with the exception of Seligman Cash Management Fund, Inc.); Director, Vibration Control Technologies, LLC (auto vibration technology); Lead Outside Director, Digital Ally Inc. (digital imaging) and Infinity, Inc. (oil and gas exploration and production); Director and Chairman, Highland Park Michigan Economic Development Corp.; and Chairman, Detroit Public Schools Foundation. Formerly, Chairman and Chief Executive Officer, Q Standards Worldwide, Inc. (library of technical standards); Director, Kerr-McGee Corporation (diversified energy and chemical company); Trustee, New York University Law Center Foundation; and Vice Chairman, Detroit Medical Center and Detroit Economic Growth Corp. From 1990 until 1997, Vice President and General Counsel, Automotive Legal Affairs, Chrysler Corporation.	60

Robert L. Shafer (74) Director	1980 to Date	Ambassador and Permanent Observer of the Sovereign Military Order of Malta to the United Nations; and Director or Trustee of each of the investment companies of the Seligman Group of Funds†. From May 1987 until June 1997, Director, USLIFE Corporation (life insurance) and from December 1973 until January 1996, Vice President, Pfizer Inc. (pharmaceuticals).	61

James N. Whitson (72) Director	1993 to Date	Retired Executive Vice President and Chief Operating Officer, Sammons Enterprises, Inc. (a diversified holding company); Director or Trustee of each of the investment companies of the Seligman Group of Funds†; and Director, CommScope, Inc. (manufacturer of coaxial cable). Formerly, Director and Consultant, Sammons Enterprises, Inc. and a Director of C-SPAN (cable television networks).	61

Interested Director Nominees

William C. Morris** (69) Director and Chairman	1988 to Date	Chairman and Director, J. & W. Seligman & Co. Incorporated; Chairman of the Board and Director or Trustee of each of the investment companies of the Seligman Group of Funds†; Chairman and Director, Seligman Advisors, Inc., Seligman Services, Inc. and Carbo Ceramics, Inc. (manufacturer of ceramic proppants for oil and gas industry); Director, Seligman Data Corp.; and President and Chief Executive Officer of The Metropolitan Opera Association. Formerly, Director, Kerr-McGee Corporation (diversified energy and chemical company) and Chief Executive Officer of each of the investment companies of the Seligman Group of Funds.	61

Name (Age) and Position With Fund*	Length of Time Served***	Principal Occupation(s) During Past Five Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Nominee
Interested Director Nominees
Brian T. Zino** (54) President and Chief Executive Officer	Dir.: 1993 to January 2006 Pres.: 1995 to Date CEO: 2002 to Date	Director and President, J. & W. Seligman & Co. Incorporated; President, Chief Executive Officer and, with the exception of Seligman Cash Management Fund, Inc., Director or Trustee of each of the investment companies of the Seligman Group of Funds†; Director, Seligman Advisors, Inc. and Seligman Services, Inc.; and Chairman, Seligman Data Corp. Formerly, member of the Board of Governors of the Investment Company Institute; and Director (formerly Chairman), ICI Mutual Insurance Company.	61

†	As of the date of this proxy statement the Seligman Group of Funds consists of twenty-four registered investment companies (comprising 61 separate portfolios), including the Fund.
*	The address for each Director or Nominee is 100 Park Avenue, New York, New York 10017.
**	Messrs. Morris and Zino are considered “interested persons” of the Fund, as defined in the Investment Company Act of 1940, as amended (“1940 Act”), by virtue of their positions with the Manager and its affiliates.
***	Each Director serves for an indefinite term, until the election and qualification of a successor or until his or her earlier death, resignation or removal. Each officer is elected annually by the Board of Directors of the Fund.

Beneficial Ownership of Shares of the Fund and the Seligman Group of Funds

As of June 30, 2007, each Director (and Nominee) beneficially owned shares of the Fund and the investment companies of the Seligman Group of Funds as follows:

Name of Director/Nominee	Dollar Range of Shares Owned by Director or Nominee of the Fund	Aggregate Dollar Range of Shares Owned by Director or Nominee of All Funds Overseen or to be Overseen by Director or Nominee of Seligman Group of Funds

Independent Director Nominees
Maureen Fonseca	None	None
John R. Galvin	$1-$10,000	$50,001-$100,000
John F. Maher	None	Over $100,000
Frank A. McPherson	None	Over $100,000
Betsy S. Michel	$1-$10,000	Over $100,000
Leroy C. Richie	None	Over $100,000
Robert L. Shafer	None	Over $100,000
James N. Whitson	Over $100,000	Over $100,000

Interested Director Nominees
William C. Morris	$1-$10,000	Over $100,000
Brian T. Zino	Over $100,000	Over $100,000

As of June 30, 2007, Directors and officers of the Fund as a group owned less than 1% of the Fund’s Class A shares. As of the same date, Directors and officers of the Fund did not own any of the Fund’s Class B shares, Class C shares, Class D shares, Class I shares or Class R shares.

Security Ownership of Certain Beneficial Owners

The table below sets forth the beneficial ownership, as of June 30, 2007, of each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Fund to be the beneficial owner of more than 5% of the outstanding shares of any class of the Fund’s shares.

Name and Address of Beneficial Owner	Number and Title of Class of Shares Beneficially Owned	Percent of Class
J. & W. Seligman & Co. Incorporated 100 Park Avenue New York, New York 10017	25,450,183.740 Class A shares	17.46%	*

Seligman Advisors, Inc. 100 Park Avenue New York, New York 10017	16,331,785.180 Class A shares	11.21%	*†

Morgan Stanley DW Attn: Mutual Fund Operations Harborside Financial Center Plaza Two, 2nd Floor Jersey City, New Jersey 07311	430,138.160 Class B shares	5.22%

Citigroup Global House Accounts Attn: Peter Booth, 7th Floor 333 West 34th Street New York, New York 10001	449,114.290 Class C shares	9.06%

UBS Financial Services Inc. FBO Accounts, 95 West 35th Street Bayonne, New Jersey 07002	354,764.320 Class C shares	7.15%

State Street Bank and Trust FBO Accounts, 180 Atlantic Street Paterson, New Jersey 07503	255,866.950 Class C shares	5.15%

Patterson & Co FBO J. & W. Seligman Matched Accumulation Plan 1525 West Wt Harris Blvd. Charlotte, NC 28288-1151	5,273,709.660 Class I shares	37.99%#

Name and Address of Beneficial Owner	Number and Title of Class of Shares Beneficially Owned	Percent of Class
MAC & Co FBO Upromise North Carolina Mutual Fund Operations PO Box 3198 525 William Penn Place Pittsburgh, PA 15230	1,919,842.020 Class I shares	13.83%
MAC & Co FBO Upromise North Carolina Mutual Fund Operations PO Box 3198 525 William Penn Place Pittsburgh, PA 15230	1,861,042.880 Class I shares	13.40%
MAC & Co FBO Upromise North Carolina Mutual Fund Operations PO Box 3198 525 William Penn Place Pittsburgh, PA 15230	1,638,380.880 Class I shares	11.80%
MAC & Co FBO Upromise North Carolina Mutual Fund Operations PO Box 3198 525 William Penn Place Pittsburgh, PA 15230	1,261,401.830 Class I shares	9.08%
Patterson & Co FBO Seligman Data Corp. 401 K Thrift Plan 1525 West Wt Harris Blvd. Charlotte, NC 28288-1151	1,054,701.920 Class I shares	7.59%#
MAC & Co FBO Upromise North Carolina Mutual Fund Operations PO Box 3198 525 William Penn Place Pittsburgh, PA 15230	873,114.010 Class I shares	6.29%
MG Trust Company FBO Frontier Trust Company, Piedmont Cardiology Associates 401K Plan, PO Box 10699 Fargo, ND 58106	500,697.800 Class R shares	77.40%
MG Trust Company FBO Frontier Trust Company, Piedmont Cardiology Associates 401K Plan, PO Box 10699 Fargo, ND 58106	139,628.760 Class R shares	21.59%

*	The Manager or one of its affiliates has the right to vote these shares, and each of them intends to vote such shares in accordance with the Board of Directors’ recommendations.
†	Seligman Advisors, Inc. is a wholly-owned subsidiary of the Manager, which is also the beneficial owner of the shares owned by Seligman Advisors, Inc.
#	To the extent that participants in the Seligman retirement plan do not cast a vote in favor of or against a proposal or abstain from voting (including withholding authority to vote for a nominee(s) for Director), the plan intends to vote their shares in accordance with the recommendations of the Board of Directors.

Board Committees

The Board of Directors met seven times during the fiscal year ended December 31, 2006. The standing committees of the Board include the Board Operations Committee, Audit Committee, and Director Nominating Committee (the “Nominating Committee”). These Committees are comprised solely of Directors who are not “interested persons” of the Fund as that term is defined in the 1940 Act (each, an “Independent Director”). The duties of these Committees are described below. During the fiscal year ended December 31, 2006, each Director attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees on which that Director served.

Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees and the selection of legal counsel for the Fund. The Committee met seven times during the fiscal year ended December 31, 2006. As of the date of this Proxy Statement, members of the Committee are Messrs. McPherson (Chairman), Shafer and Whitson, General Galvin, and Ms. Michel. In his capacity as Chairman of the Board Operations Committee, Mr. McPherson performs duties similar to those of a “lead independent director,” as he chairs meetings of the Independent Directors, and acts as a point of contact between the Independent Directors and the Manager between board meetings in respect of general matters.

Audit Committee. This Committee recommends an independent registered public accounting firm for selection as auditors by the Board annually. In addition, this Committee assists the Board in its oversight of the Fund’s financial reporting process and operates pursuant to a written charter. The Committee met twice during the fiscal year ended December 31, 2006. As of the date of this Proxy Statement, members of this Committee are Mr. Whitson (Chairman) and General Galvin.

Nominating Committee. This Committee selects and nominates persons for election as Director by the Board. In addition, if a shareholder meeting is held where Directors are to be elected, the Committee will select and nominate persons for election as Directors at such shareholder meeting. As of the date of this Proxy Statement, members of the Nominating Committee are Messrs. Shafer (Chairman) and McPherson and Ms. Michel. The Nominating Committee met once during the fiscal year ended December 31, 2006.

Pursuant to its written charter adopted by the Board of Directors on January 20, 2005, a copy of which is attached as Exhibit A, the Nominating Committee identifies, evaluates, selects and nominates, or recommends for nomination, candidates for the Board. It also may set standards or qualifications for Directors. The Nominating Committee may consider candidates for the Board submitted by current Directors, the Manager, the Shareholders and other appropriate sources.

If a vacancy among the Independent Directors of the Fund occurs and, if based on the Board’s then current size, composition and structure, the Nominating Committee determines that the vacancy should be filled, the Nominating Committee may consider candidates submitted by a Shareholder or group of Shareholders who have owned at least $10,000 of the Fund’s shares for at least one year at the time of submission and who timely provide specified information about the candidates and the nominating Shareholder or group. To be timely for consideration by the Nominating Committee, the submission, including all required information, must be submitted in writing to the attention of the Secretary of the Fund at 100 Park Avenue, New York, New York 10017 at such time as may be determined by the Board of Directors in its reasonable discretion. The Nominating Committee will consider only one candidate submitted by such a Shareholder or group for nomination for election at a meeting of Shareholders. The Nominating Committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The Nominating Committee will consider and evaluate candidates submitted by the nominating Shareholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria may include the candidate’s relevant knowledge, experience and expertise, the candidate’s ability to carry out his or her duties in the best interests of the Fund and the candidate’s ability to qualify as an Independent Director. A detailed description of the criteria used by the Nominating Committee as well as information required to be provided by Shareholders submitting candidates for consideration by the Nominating Committee is included in Exhibit A.

Procedures for Communications to the Board of Directors

The Board of Directors has adopted a process for Shareholders to send communications to the Board. To communicate with the Board of Directors or an individual Director, a Shareholder must send written communications to 100 Park Avenue, New York, New York 10017, addressed to the Board of Directors of Seligman Cash Management Fund, Inc. or the individual Director. All Shareholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director, as the case may be. Each member of the Board of Directors is invited to attend the Fund’s meetings of Shareholders.

Executive and Other Officers of the Fund

Information with respect to executive and other officers, other than Messrs. Morris and Zino, is as follows:

Name (Age) and Position With the Fund	Length of Time Served*	Principal Occupation During Past Five Years

Francis L. Mustaro (56) Vice President and Portfolio Manager	April 2006 to Date	Mr. Mustaro is a Managing Director of the Manager; Vice President and Portfolio Manager of Seligman Core Fixed Income Fund, Inc.; Vice President of Seligman High Income Fund Series and Portfolio Manager of its Seligman U.S. Government Securities Fund; Vice President and Co-Portfolio Manager of Seligman Income and Growth Fund, Inc.; and Vice President of Seligman Portfolios, Inc. and Portfolio Manager of each of its Seligman Cash Management Portfolio and Seligman Investment Grade Fixed Income Portfolio. Prior to April 2006, he was a Managing Director and Senior Portfolio Manager, Core Fixed Income Group of Citigroup Asset Management.

Eleanor T.M. Hoagland (56) Vice President and Chief Compliance Officer	2004 to Date	Ms. Hoagland is a Managing Director of the Manager and Vice President and Chief Compliance Officer for each of the investment companies of the Seligman Group of Funds.

Lawrence P. Vogel (51) Vice President and Treasurer	VP: 1992 to Date; Treas: 2000 to Date	Mr. Vogel is Senior Vice President and Treasurer, Investment Companies, of the Manager; Vice President and Treasurer of each of the investment companies of the Seligman Group of Funds; and Treasurer of SDC.

Thomas G. Rose (49) Vice President	2000 to Date	Mr. Rose is Managing Director, Chief Financial Officer and Treasurer of the Manager, and Senior Vice President, Finance, of Seligman Advisors, Inc. and SDC. He is a Vice President of each of the investment companies of the Seligman Group of Funds, Seligman International, Inc. and Seligman Services, Inc.

Name (Age) and Position With the Fund	Length of Time Served*	Principal Occupation During Past Five Years

Frank J. Nasta (42) Secretary	1994 to Date	Mr. Nasta is a Director, Managing Director, General Counsel and Corporate Secretary of the Manager. He is Secretary of each of the investment companies of the Seligman Group of Funds. He is also Director and Corporate Secretary of Seligman Advisors, Inc. and Seligman Services, Inc., and Corporate Secretary of Seligman International, Inc. and SDC.

Remuneration of Directors and Officers

Directors of the Fund who are not employees of the Manager or its affiliates each receive an annual retainer fee of $60,000, the amount of which is shared by the Fund and the other investment companies in the Seligman Group of Funds. For the year ended December 31, 2006, the Fund paid each Director a portion of an aggregate retainer fee in the amount (for each Director that served for a full year) of $815. In addition, such Directors are currently paid a total of $3,000 for each day on which they attend Board and/or Committee meetings ($1,500 for telephonic attendance at certain meetings), the amount of which is shared by the Fund and the other investment companies of the Seligman Group of Funds meeting on the same day. The Directors are also reimbursed for the expenses of attending meetings. There were six Directors who were not employees of the Manager or its affiliates at the beginning of 2006. Total Directors’ fees paid by the Fund to the Directors listed below for the fiscal year ended December 31, 2006 were as follows:

Number of Directors in Group	Capacity in which Remuneration was Received	Aggregate Direct Remuneration
6	Directors and Members of Committees	$6,542

Director’s attendance, retainer and/or committee fees paid to each Director during 2006 were as follows:

Name	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Total Compensation From Fund and Fund Complex*
John R. Galvin	$1,166	–0–	$113,222
Alice S. Ilchman**	712	–0–	69,848
Frank A. McPherson	1,166	–0–	111,722
Betsy S. Michel	1,166	–0–	113,222
Robert L. Shafer	1,166	–0–	113,222
James N. Whitson***	1,166	–0–	113,222

*	For the fiscal year ended December 31, 2006, there were twenty-four registered investment companies in the Seligman Group of Funds, including the Fund.
**	Dr. Ilchman passed away on August 11, 2006.
***	Mr. Whitson had previously deferred compensation pursuant to the Fund’s deferred compensation plan for Independent Directors. Mr. Whitson no longer defers his current compensation; however, his accrued deferred compensation (including earnings/losses) with respect to the Fund was $20,493 as of December 31, 2005. This amount was paid to Mr. Whitson in January 2006.

No compensation is paid by the Fund to Directors or officers of the Fund who are employees or officers of the Manager or its affiliates.

The Fund’s Bylaws require each Director to be elected by the affirmative vote of the holders of a plurality of the votes cast in the election of a Director.

Your Board of Directors, including the Independent Directors, Unanimously Recommends that Shareholders Vote FOR the Election of Each of the Nominees to Serve

as Director of the Fund.

B. Ratification of Selection of Auditors

(Proposal 2)

The Audit Committee of the Board of Directors has appointed, and the Board of Directors, including a majority of the Independent Directors, has selected, Deloitte & Touche LLP as auditors of the Fund for 2007. The firm of Deloitte & Touche LLP has extensive experience in investment company accounting and auditing.

Neither the Fund’s Charter nor its Bylaws require that Shareholders ratify the selection of Deloitte & Touche LLP as the Fund’s independent auditors. The Board of Directors is submitting this matter to Shareholders as a matter of good corporate practice. If Shareholders do not ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Deloitte & Touche LLP, but may retain such independent auditors. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may change the selection at any time during the year if they determine that such change would be in the best interests of the Fund. It is intended that the persons named in the accompanying form of proxy will vote for Deloitte & Touche LLP as auditors of the Fund for 2007. The Fund does not expect to have a representative from Deloitte & Touche LLP present at the Meeting.

Deloitte & Touche LLP, in accordance with Independence Standards Board Standard No. 1, has confirmed to the Audit Committee that they are independent auditors with respect to the Fund. Deloitte & Touche LLP has audited the annual financial statements of the Fund and provided tax and other non-audit services to the Fund. Deloitte & Touche LLP has also rendered non-audit services to the Manager, Seligman Advisors, Inc. (an affiliate of the Manager) and SDC (together, the “Affiliated Service Providers”).

In making its recommendation, the Audit Committee considered whether the provision by the independent auditors to the Fund of non-audit services to the Fund or of professional services to the Affiliated Service Providers is compatible with maintaining the auditors’ independence and has discussed the auditors’ independence with them.

Principal Accountant Fees and Services

Aggregate fees billed to the Fund for the last two fiscal years for professional services rendered by Deloitte & Touche LLP were as follows:

	2006	2005
AUDIT FEES	$29,960	$28,530
AUDIT-RELATED FEES	—	—
TAX FEES	2,500	2,350
ALL OTHER FEES	—	—

Audit fees include amounts related to the audit of the Fund’s annual financial statements and services normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings. Tax fees include amounts related to tax compliance, tax planning, and tax advice.

Aggregate fees billed by Deloitte & Touche LLP for the last two fiscal years for non-audit services provided to the Affiliated Service Providers that provide ongoing services to the Fund, where the engagement related directly to the operations and financial reporting of the Fund, were as follows:

	2006	2005
AUDIT-RELATED FEES	$141,710	$124,560
TAX FEES	11,955	8,000
ALL OTHER FEES	—	—

Audit-related fees include amounts for attestation services for SDC. Tax fees include amounts related to tax compliance, tax planning, and tax advice for, and an evaluation of, certain tax reporting procedures of SDC.

The Audit Committee is required to preapprove audit and non-audit services performed for the Fund by Deloitte & Touche LLP. The Audit Committee also is required to preapprove certain non-audit services performed for the Affiliated Service Providers that provide services directly related to the operations and financial reporting of the Fund. The Audit Committee has delegated preapproval authority to Mr. James N. Whitson, the Audit Committee’s Chairman. Mr. Whitson will report any preapproval decisions to the Audit Committee at its next scheduled meeting. Notwithstanding the foregoing, under certain circumstances, preapproval of non-audit services of a de minimis amount is not required.

The aggregate fees billed for the most recent fiscal year and the preceding fiscal year by Deloitte & Touche LLP for non-audit services rendered to the Fund and the Affiliated Service Providers that provided ongoing services to the Fund were $156,165 and $134,910, respectively. All non-audit services discussed above were preapproved by the Audit Committee, who considered whether these services were compatible with maintaining Deloitte & Touche LLP’s independence.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of auditors.

Your Board of Directors Unanimously Recommends that the Shareholders Vote FOR the Ratification of the Selection of Deloitte & Touche LLP as Auditors of the Fund for 2007.

C. Other Matters

The Fund knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote in accordance with their discretion on such matters.

A shareholder proposal intended to be represented at any meeting called in the future must be received by the Fund within a reasonable time before the printing and mailing of the notice of proxy, proxy statement and form of proxy for that meeting. Otherwise the Fund will not be able to include the proposal in the notice of meeting, proxy statement and form of proxy relating to the meeting. Under the current Bylaws of the Fund, meetings of shareholders are required to be held only when necessary under the 1940 Act. It is therefore unlikely that shareholder meetings will be held on an annual basis. There is no guarantee that any proposal submitted by a shareholder will be included in the proxy statement. Shareholder proposals are subject to certain regulations under federal law.

D. Expenses

The Fund will bear the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited personally or via facsimile, telephone or the Internet by Directors, officers and employees of the Fund, the Manager, Seligman Advisors, Inc., Seligman Services, Inc. and SDC, and the Fund may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their beneficial owners. The Fund has engaged Georgeson Inc., 17 State St., New York, New York 10004 to assist in soliciting for a fee of up to $2,500 plus expenses.

By order of the Board of Directors,

/s/ Frank J. Nasta

Secretary

It is important that your shares be voted promptly. All Shareholders, including those who expect to attend the Meeting, are urged to authorize their proxy as soon as possible by accessing the Internet site listed on the enclosed Proxy Card, by calling the toll-free number listed on the enclosed Proxy Card, or by mailing the enclosed Proxy Card in the enclosed return envelope, which requires no postage if mailed in the United States. To enter the Meeting, you will need to present proof of record ownership of the Fund’s shares or, if your shares are held in street name, a proxy from the record name holder.

EXHIBIT A

Seligman Cash Management Fund, Inc.

(the “Fund”)

Nominating Committee Charter

(Adopted as of January 20, 2005)

The Board of Directors of the Fund (the “Board”) has adopted this Charter to govern the activities of the Nominating Committee (the “Committee”) of the Board. This Charter applies to the Fund and its Board and Committee.

Statement of Purposes and Responsibilities

The primary purposes and responsibilities of the Committee are (i) to identify individuals qualified to become members of the Board in the event that a position is vacated or created, (ii) to consider all candidates proposed to become members of the Board, subject to the procedures and policies set forth in this Charter, the Fund’s Bylaws or resolutions of the Board, (iii) to select and nominate, or recommend for nomination by the Board, candidates for election as Directors (iv) to set any necessary standards or qualifications for service on the Board, and (v) to make recommendations with respect to compensation of the Independent Directors (as defined below).

Organization and Governance

The Committee shall be composed of as many Directors as the Board shall determine in accordance with the Fund’s Bylaws, but in any event not less than two (2) Directors. The Committee must consist entirely of Board members who are not “interested persons” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“Independent Directors”). The Board may remove or replace any member of the Committee at any time in its sole discretion.

One or more members of the Committee may be designated by the Board as the Committee’s chairman or co-chairman, as the case may be.

Committee meetings shall be held in accordance with the Fund’s Bylaws as and when the Committee or the Board determines necessary or appropriate. Except as may be otherwise set forth in the Fund’s Bylaws, the chairman, a co-chairman, any two members of the Committee or the Fund’s secretary may set the time and place of its meeting unless the Board shall otherwise provide.

Criteria for Director Nominees

The Committee may take into account a wide variety of factors in considering Director candidates, including (but not limited to): (i) the candidate’s knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director or senior officer of other public or private companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund; (vii) the candidate’s ability to qualify as an Independent Director; and (viii) such other criteria as the Nominating Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

Identification of Nominees

In identifying potential nominees for the Board, the Committee may consider candidates recommended by one or more of the following sources: (i) the Fund’s Directors, (ii) the Fund’s officers, (ii) the Fund’s investment adviser(s), (iv) the Fund’s shareholders (see below) and (v) any other source the Committee deems to be appropriate. The Committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews. The Committee may, but is not required to, retain a third party search firm at the Fund’s expense to identify potential candidates.

Consideration of Candidates Recommended by Shareholders

The Committee may consider and evaluate nominee candidates properly submitted by shareholders if a vacancy among the Independent Directors of the Fund occurs and if, based on the Board’s then current size, composition and structure, the Committee determines that the vacancy should be filled. The Committee will consider such candidates on the same basis as it considers and evaluates candidates recommended by other sources. Appendix A to this Charter, as it may be amended from time to time by the Committee, sets forth qualifications and procedures that must be met or followed by shareholders to properly submit a nominee candidate to the Committee (recommendations not properly submitted in accordance with Appendix A will not be considered by the Committee).

Appendix A

Procedures for Shareholders to Submit Nominee Candidates

(As of January 20, 2005)

A Fund shareholder must follow the following procedures to properly submit a nominee recommendation for the Committee’s consideration.

1.	A shareholder or group of shareholders (referred to in either case as a “Nominating Shareholder”) that, individually or as a group, has beneficially owned at least $10,000 of the Fund’s shares for at least one year prior to the date the Nominating Shareholder submits a candidate for nomination as a Director may submit one candidate to the Committee for consideration at a special meeting or other meeting of shareholders at which directors will be elected. Nominations will not be considered except in connection with such meetings of shareholders.

2.	The Nominating Shareholder must submit any such recommendation (a “Shareholder Recommendation”) in writing to the Fund via first class mail, to the attention of the Secretary, at the address of the principal executive offices of the Fund. Such Shareholder Recommendation must be received at the principal executive offices of the Fund at such time as may be determined by the Board of Directors in its reasonable discretion.

3.	The Shareholder Recommendation must include:

(i)	a statement in writing setting forth

A)	the name, date of birth, business address and residence address of the person recommended by the Nominating Shareholder (the “candidate”);

B)	any position or business relationship of the candidate, currently or within the preceding five years, with the Nominating Shareholder or an Associated Person of the Nominating Shareholder;

C)	the class or series and number of all shares of the Fund owned of record or beneficially by the candidate, as reported to such Nominating Shareholder by the candidate;

D)	any other information regarding the candidate that is required to be disclosed about a nominee in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;

E)	whether the Nominating Shareholder believes that the candidate is or will be an “interested person” of the Fund (as defined in the Investment Company Act of 1940, as amended) and, if believed not to be an “interested person,” information regarding the candidate that will be sufficient for the Fund to make such determination; and

F)	information as to the candidate’s knowledge of the investment company industry, experience as a director or senior officer of public or private companies, directorships on the boards of other registered investment companies and educational background;

(ii)	the written and signed consent of the candidate to be named as a nominee and to serve as a Director if elected;

(iii)	the written and signed agreement of the candidate to complete a directors’ and officers’ questionnaire if elected;

(iv)	the Nominating Shareholder’s name as it appears on the Fund’s books and consent to be named as such by the Fund;

(v)	the class or series and number of all shares of the Fund owned beneficially and of record by the Nominating Shareholder and any Associated Person of the Nominating Shareholder and the dates on which such shares were acquired, specifying the number of shares owned beneficially but not of record by each and identifying the nominee holders for the Nominating Shareholder and each such Associated Person of the Nominating Stockholder; and

(vi)	a description of all arrangements or understandings between the Nominating Shareholder (including any member of a group that constitutes a Nominating Shareholder), the candidate and/or any other person or persons (including their names) pursuant to which the recommendation is being made by the Nominating Shareholder.

“Associated Person of the Nominating Shareholder” as used in this paragraph 3 means any person required to be identified pursuant to clause (vi) and any other person controlling, controlled by or under common control with, directly or indirectly, the Nominating Shareholder or any person required to be identified pursuant to clause (vi).

4.	The Committee may require the Nominating Shareholder to furnish such other information as it may reasonably require or deem necessary to verify any information furnished pursuant to paragraph 3 above or to determine the qualifications and eligibility of the candidate proposed by the Nominating Shareholder to serve on the Board. If the Nominating Shareholder fails to provide such other information in writing within seven days of receipt of written request from the Committee, the recommendation of such candidate as a nominee will be deemed not properly submitted and will not be considered by the Committee.

Seligman Cash Management Fund, Inc.

Managed by

J. & W. SELIGMAN & Co.

INCORPORATED

INVESTMENT MANAGERS AND ADVISORS

ESTABLISHED 1864

100 Park Avenue, New York, NY 10017

SELIGMAN CASH MANAGEMENT FUND, INC.

Notice of Special Meeting of Shareholders and Proxy Statement

Time:	September 27, 2007 11:00 A.M.

Place:	Offices of Seligman Cash Management Fund, Inc.

100 Park Avenue

New York, NY 10017

Please authorize your proxy by telephone, by the Internet, or by mailing the enclosed Proxy Card in the enclosed return envelope which requires no postage if mailed in the United States.

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail your proxy card in the

envelope provided as soon as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY

SELIGMAN CASH MANAGEMENT FUND, INC.

100 Park Avenue, New York, NY 10017

The undersigned shareholder of SELIGMAN CASH MANAGEMENT FUND, INC., a Maryland corporation (the “Fund”), hereby revokes any previous proxies, acknowledges receipt of the Notice of Special Meeting and Proxy Statement for the Special Meeting of Shareholders (the “Meeting”) of the Fund to be held at 11:00 a.m., local time, on September 27, 2007, at 100 Park Avenue, New York, New York, and appoints WILLIAM C. MORRIS, FRANK J. NASTA and PAUL B. GOUCHER (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting (and any adjournments or postponements thereof) and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting (and any adjournments or postponements thereof) and otherwise represent the undersigned at the Meeting (and any adjournments or postponements thereof) with all the powers possessed by the undersigned if personally present at the Meeting (and any adjournments or postponements thereof).

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees of the Board of Directors named in Proposal 1 and FOR Proposal 2. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including, but not limited to, proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an “X” in the box.

(Continued and to be signed on the reverse side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES

TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-932-9931, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, and then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 12:00 midnight New York City time on September 26, 2007.

This method may also be available by telephone through the Fund’s proxy solicitor.

Visit the Internet
website at http://
proxy.georgeson.com.
Enter the COMPANY
NUMBER and CONTROL
NUMBER shown below
and follow the instructions
on your screen. You will
incur only your usual
Internet charges. This
method is available until
12:00 midnight New York
City time on September 26,
	2007.	Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR all nominees named in Proposal 1 and FOR Proposal 2, each as more fully described in the accompanying Proxy Statement.

1. To elect ten Directors, each to hold office until the next meeting of Shareholders at which Director elections are held or until their successors are elected and qualify.	FOR all nominees ☐	WITHHOLD all nominees ☐
NOMINEES:

1) Maureen Fonseca	5) Frank A. McPherson	9) James N. Whitson
2) John R. Galvin	6) William C. Morris	10) Brian T. Zino
3) John F. Maher	7) Leroy C. Richie
4) Betsy S. Michel	8) Robert L. Shafer

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) below:

__________________________________________

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of Deloitte &Touche LLP as the Fund’s auditors for 2007.	☐	☐	☐

3. To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters (including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received), in the discretion of the Proxy holder.

PLEASE SIGN AND RETURN IMMEDIATELY

Please sign exactly as your name(s) appear(s) on this Proxy, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

DATED:                                 , 2007

Signature

Additional Signature (if held jointly)